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                                                                 EXHIBIT 10.1(d)

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     This Third Amendment to Amended and Restated Loan Agreement ("Third Amendment") is made and entered into as of the 21st day of November, 1997 by and between Einstein/Noah Bagel Corp. (formerly known as Einstein Bros. Bagels, Inc.), a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    RECITALS
                                    --------

     A. The Company and Boston Chicken are parties to an Amended and Restated Secured Loan Agreement dated as of May 17, 1996, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of July 19, 1996, and the Second Amendment to Amended and Restated Loan Agreement dated as of September 16, 1996 (the "Loan Agreement"), pursuant to which Boston Chicken has agreed, among other things, to make the Company a Convertible Loan, which on June 17, 1996 was converted by Boston Chicken into common stock of the Company, and a $50,000,000 Nonconvertible Loan, upon the terms and subject to the conditions set forth therein.

     B. The parties now desire to modify the terms on which the principal amount of the Nonconvertible Loan is required to be repaid, on the terms and conditions set forth herein.

                                   COVENANTS
                                   ---------

     Based upon the above recitals, the parties agree as follows:

     1.1 Amendment of Loan Agreement. Upon satisfaction by the Company of the conditions set forth in Section 3.1 hereof, the Loan Agreement shall be amended as of the date hereof as follows:

     (i) Section 1.4(a) of the Loan Agreement is hereby amended by deleting the figure "1/2 of 1%" and substituting the figure "1 1/2%" therefor.

     (ii) Section 1.5 (a) of the Loan Agreement is hereby amended by substituting therefor the following new Section 1.5(a):

          "(a) If not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal
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          balance of the Loan shall be payable to Boston Chicken in
          substantially equal period installments of principal (based on a schedule amortizing such outstanding principal balance of the Loan at the close of business on the Draw Loan Termination date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the first Retail Period commencing after the Installment Start Date and continuing until the first day of the sixth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable. For purposes of this Section, "Installment Start Date" shall mean the date occurring 91 days after the date on which that certain Amended and Restated Secured Credit Agreement dated as of November 21, 1997 (as the same may be amended, modified, extended or replaced, the "Senior Credit Agreement") among certain lenders, General Electric Capital Corporation, as Co-Agent, and Bank of America National Trust and Savings Association, as Agent for such lenders, shall have terminated and all principal, interest and fees thereunder shall have been paid in full."

     2.1 Effect of Amendment to Loan Agreement. From and after the effective date hereof, reference in the Loan Agreement and all other documents executed pursuant to the Loan Agreement (as each of the foregoing is amended hereby or pursuant hereto) to (a) the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and (b) the Note shall be deemed to be references to the Amended and Restated Note in the form attached hereto as Exhibit A, to be delivered hereunder (the "New Note").

     3.1 Effective Date: Conditions. This Third Amendment shall not become effective until:

          (1) The Company shall have executed and delivered to Boston Chicken this Amendment and the New Note.

          (2) The Company shall have delivered to Boston Chicken a certificate of the Company dated as of the effective date hereof in substantially the form attached hereto as Exhibit B, which shall be signed by a duly authorized officer of the Company; and

          (3) The Company shall have delivered to Boston Chicken such other documents and instruments as Boston Chicken may request in connection herewith.

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     4.1  Representations.  To induce Boston Chicken to enter into this Second
Amendment, the Company represents to Boston Chicken as of the date hereof that:

          (1) The representations and warranties contained in Article IV of the Loan Agreement are true and correct;

          (2) No Default or Event of Default has occurred and is continuing; and

          (3) This Third Amendment and the New Note have each been duly authorized by all required action on the part of the Company, and each of this Third Amendment and the New Note has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

     5.1 Definitions: Ratification. Any term used but not defined herein or in the exhibits hereto shall have the meaning ascribed thereto in the Loan Agreement. Except as expressly contemplated herein, the Loan Agreement and all related certificates, and other documents, are hereby ratified and confirmed and shall remain in full force and effect.

     6.1 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     7.1 Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute but one and the same instrument.

     8.1 Headings. The headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Third Amendment.

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

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to be effective on the date provided herein.

BOSTON CHICKEN, INC.               EINSTEIN/NOAH BAGEL CORP.



By:  /s/ Bernadette Dennehy        By:  /s/ Paul A. Strasen
   --------------------------         --------------------------
   Vice President                     Senior Vice President

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

                                   Exhibit A

RIGHTS OF THE HOLDER TO RECEIVE PAYMENT HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED MAY 17, 1996 EXECUTED BY BOSTON CHICKEN, INC. IN FAVOR OF BANK OF AMERICA ILLINOIS, AS AGENT FOR CERTAIN LENDERS


                              AMENDED AND RESTATED
                              NONCONVERTIBLE NOTE

$50,000,000                                                    Golden, Colorado
                                                               November 21, 1997

     FOR VALUE RECEIVED, Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of fifty million dollars ($50,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Nonconvertible Loan (herein called the "Loan") made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

     This Nonconvertible Secured Note (the "Note") evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, an Amended and Restated Loan Agreement of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated. This Note is issued in exchange and replacement for the Nonconvertible Secured Note dated May 17, 1996 from the Company in favor of Boston Chicken (the "Prior Note"). The indebtedness evidenced by the Prior Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement, or novation of the Prior Note, or the release of, or otherwise adversely affect, any rights of Boston Chicken against the undersigned, any guarantor, surety, or other party primarily or secondarily liable for such indebtedness. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by National Trust and Savings Association or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1 1/2%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment

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Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

     Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

     Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in substantially equal periodic installments of principal (based on a schedule amortizing such outstanding principal balance of the Loan at the close of business on the Draw Loan Termination Date in 130 substantially equal period installments of principal), plus accrued but unpaid interest, on the first day of each Boston Chicken's Retail Periods, commencing on the first day of the first Retail Period commencing after the Installment Start Date and continuing until the first day of the sixth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable. For purposes of this Note, "Installment Start Date" shall mean the date occurring 91 days after the date on which that certain Amended and Restated Secured Credit Agreement dated as of November 21, 1997 (as the same may be amended, modified, extended or replaced, the "Senior Credit Agreement") among certain lenders, General Electric Capital Corporation, as Co-Agent, and Bank of America National Trust and Savings Association, as Agent for such lenders, shall have terminated and all principal, interest and fees thereunder shall have been paid in full.

     This Note may be prepaid, without premium or penalty, at any time. All payments made hereunder shall be applied first to interest and then to outstanding principal.

     If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

     Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

     Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the

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

making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the Company, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

     The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

     If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note.

     THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note, and (v) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

     Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the

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

Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                                 EINSTEIN/NOAH BAGEL CORP.

                                 By:  __________________________

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                                   Exhibit B

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

                                  CERTIFICATES


     The undersigned, being the Chief Financial Officer of Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), hereby represents, warrants, and certifies that (i) no Default or Event of Default has occurred under the Amended and Restated Secured Loan Agreement dated as of May 17, 1996 between the Company and Boston Chicken, Inc., a Delaware corporation, as amended (the "Loan Agreement"), and (ii) all of the covenants, agreements, representations, and warranties made by the Company therein and in any writing delivered pursuant to the Loan Agreement are true and correct and complete and have been fully complied with as of the date of this Certificate.


                                  By: ________________________
                                  Name:  W. Eric Carlborg
                                  Title:  Chief Financial Officer

Dated:  November 21, 1997

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